UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2016

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (858) 458-0900
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on January 27, 2016, Cytori Therapeutics, Inc. (the "Company") received a decision from the Nasdaq Hearings Panel regarding its appeal, granting the Company's request to transfer the listing of its common stock from The NASDAQ Global Market tier to The NASDAQ Capital Market tier.  The transfer to The NASDAQ Capital Market was effective upon the opening of business on February 1, 2016.  As previously reported, the continued listing of the Company's common stock on The NASDAQ Capital Market tier is subject to its compliance with Nasdaq Listing Rule 5450(a)(1), relating to the Company's minimum bid price, on or before May 31, 2016, and its continued compliance with all other applicable rules for continued listing on The NASDAQ Capital Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

February 3, 2016	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel and VP of Business Development